UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 18, 2008

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 15, 2008, Amgen Inc. (the “Company”) received notice from the administrator of the Amgen Retirement and Savings Plan (the “Plan”) that in order to transfer the administration of the Plan to a new service provider, Plan participants will be unable to direct or diversify investments in the Plan during the period which is expected to run from 1:00 p.m., Pacific Time, on September 30, 2008 through October 8, 2008 (the “Plan Blackout Period”).

On August 18, 2008, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, the Company sent a blackout trading restriction notice to its directors and executive officers informing them that they would be prohibited during the Plan Blackout Period from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an officer or services as a director.

A copy of the blackout trading restriction notice to directors and executive officers of the Company, which includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice to Directors and Executive Officers of Amgen Inc., dated August 18, 2008 regarding the Plan Blackout Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date:	August 18, 2008	By:	/s/ David J. Scott
		Name:	David J. Scott
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Notice to Directors and Executive Officers of Amgen Inc., dated August 18, 2008 regarding the Plan Blackout Period.

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